UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2005

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Ventas, Inc. (the “Company”) provides its executive officers with the opportunity to receive an annual incentive cash bonus based on the attainment of certain Company and individual goals and maintains a long-term incentive award program. On January 18, 2005, the Company’s Executive Compensation Committee (the “Committee”) took the following actions with respect to such programs:

The Committee determined the performance measures and potential bonus amounts under the annual incentive cash bonus program for 2005 performance for each of the executive officers. The performance measures under the 2005 annual incentive cash bonus program are: funds from operations growth (weighted 30%), implementation of the Company’s growth and diversification strategy (weighted 40%), and individual management objectives (weighted 30%). The Committee established threshold, target and maximum levels for each of these performance measures. The actual bonuses payable for the 2005 year, if any, will vary depending on how actual performance compares to the threshold, target and maximum levels for each performance measure. Bonus payouts to executives, depending on their position, for threshold performance will range from one-half to one times their base salary, for target performance will range from one to two and one-half times their base salary and for maximum performance will range from one and one-half to four times their base salary.

The Committee also approved the structure for 2005 long-term incentive compensation for executive officers of the Company. 2005 long-term incentive awards for executive officers will be comprised of stock options (weighted 20%), restricted stock/restricted stock units (weighted 40%) and a three-year deferred incentive cash program (weighted 40%). The long-term incentive awards are to be determined by the Committee in its discretion, based upon factors such as total shareholder return, growth in funds from operations, Company values and reputation, effective diversification, capital markets execution, credit characteristics of the Company and other factors deemed relevant by the Committee. Total long-term incentive awards to executives, depending on their position, will range from one-half to four times their base salary. Under the deferred incentive cash program for 2005, payout amounts, if any, will be determined by the Committee in January 2008, for the period 2005 to 2007.

The Committee approved the granting of restricted stock units as an alternative to restricted stock. A form of restricted stock unit agreement is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

      Not applicable.

(b) Pro Forma Financial Information.

      Not applicable.

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(c) Exhibits:

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Agreement – 2000 Incentive Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: January 24, 2005	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Agreement – 2000 Incentive Compensation Plan.

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